1
OSI at a Glance
OSI Services (98% of LTM Revenue)
OSI Portfolio Management
(2% of LTM Revenue)
ARM
Provider of early stage contract management services and late stage collection services of accounts receivables to the telecommunications, utilities, education, healthcare and financial services industries
70% First-Party (Non-Contingency Fee)
30% Third-Party (Contingency Fee)
$415MM LTM 9/30/07 Revenue
$27MM LTM 9/30/07 Adjusted EBITDA
Strong track record in purchasing
delinquent accounts receivable
portfolios including credit card,
telecom, health club and
consumer loan receivables
$9MM LTM 9/30/07 Revenue
$0MM LTM 9/30/07 Adjusted
...EBTIDA
Exhibit 99.1

Managing NCPM Through a Challenging Economic
Climate
New Purchase
Opportunities
Maintain existing IRR goals
and reduce price to off-set
down-turn in collections
Committed Purchase
Opportunities
Board portfolios with
reduced IRR since price is
committed
Maintains profitability while
lowering risk of future
impairment
Existing Portfolios
Analyze portfolios for
impairments in order to
maintain original IRR as
required by GAAP
Current expectation is Q4
2007 impairment between
$20.0MM– $25.0MM (8%-
10% of carrying value)
Reduce future collection expectations (modify “look back” period)
Re-segment portfolios based on current consumer behavior trends
Review and modify collection and recovery strategies (sub-contractors, letters, and sales)

Company Overview
OSI is a leading provider of Business Process Outsourcing (BPO) services for the strategic management of consumer receivables across the entire cash-to-credit cycle
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First-party Collection / Billing Services (69% of LTM revenue)
2
Third-party Collection Services (29% of LTM revenue)
2
Portfolio Management (2% of LTM revenue)
History
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Formed in 1995 by McCown DeLeeuw & Co.
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Built business through acquisitions
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Sold to Madison Dearborn Partners by McCown DeLeeuw in 1999 for $800MM
$575MM of new and assumed debt
$225MM of equity
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Business continued to grow through acquisitions and leverage
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Filed for bankruptcy in May 2005 and emerged seven months later
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Returned to profitability nine months after emerging from bankruptcy
Purchase multiple of 5.6x based on 2008 estimated annualized EBITDA

'04 – LTM '07 CAGR = 7.1%

'04 – LTM '07 CAGR = 4.0%

NCO

NCO / OSI – Financial Summary
Revenues ($MM)
940
1,052
1,190
1,286
477
473
442
424
$0
$400
$800
$1,200
$1,600
$2,000
2004 2005 2006 LTM 9/30/07
NCO OSI
Adj. EBITDA
(1)
($MM)
143
149
164
182
49
42
38
41
14% 13%
12%
13%
$0.0
$50.0
$100.0
$150.0
$200.0
$250.0
2004 2005 2006 LTM 9/30/07
10.50%
11.00%
11.50%
12.00%
12.50%
13.00%
13.50%
14.00%
NCO OSI Margin
(1) Pro forma LTM 9/30/07 Adjusted EBITDA includes SST acquisition for NCO and OSI synergies of $13.9MM for OSI.
$193
$191
$222
$203
$1,417
$1,525
$1,710
$1,632
(1)
(1)